SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [x]  Definitive  Proxy  Statement
   [ ]  Definitive  Additional Materials
   [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               FARREL CORPORATION
                (Name of Registrant as Specified In Its Charter

          -----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)   Title of each class of securities to which transaction applies:

            ---------------------------------------------
       2)   Aggregate number of securities to which transaction applies:

            ---------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------
       4)   Proposed maximum aggregate value of transaction:

            ---------------------------------------------
       5)   Total fee paid:

            ---------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

            ---------------------
       2)  Form, Schedule or Registration Statement No.:

            ---------------------
       3)  Filing Party:

            ---------------------
       4)  Date Filed:

            ---------------------

                            [FARREL CORPORATION LOGO]

                               FARREL CORPORATION
                                 25 Main Street
                           Ansonia, Connecticut 06401


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------


To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Farrel Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, 25 Main Street, Ansonia, Connecticut, 06401, on May 20, 1998 at 10:00 a.m. (local time) for the following purposes:

         1. to elect three directors of the Company to serve until the 2000 Annual Meeting of Stockholders of the Company;

         2. to ratify the selection of Ernst & Young LLP, as independent accountants for the Company for the fiscal year ending December 31, 1998; and

         3. to transact such other business as may properly come before the Meeting or any adjournment thereof.

         Only stockholders of record on the books of the Company at the close of business on April 29, 1998 will be entitled to notice of and to vote at the Meeting.


                                  By Order of the Board of Directors,




                                  PETER L. HESS
                                  General Counsel and Secretary

Ansonia, Connecticut
April 30, 1998


IMPORTANT:        Whether or not you plan to attend the Meeting in person, it is important that your shares be represented and voted at the Meeting. Accordingly, you are urged to read the enclosed Proxy
                  Statement and sign, date and return the enclosed proxy promptly in the envelope provided, which requires no postage if mailed in the United States.

                               FARREL CORPORATION
                                 25 Main Street
                           Ansonia, Connecticut 06401


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

            Annual Meeting of Stockholders To Be Held on May 20, 1998

         This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors of Farrel Corporation, a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting"), to be held on May 20, 1998, at 10:00 a.m. (local time), at the offices of the Company at 25 Main Street, Ansonia, Connecticut 06401.

                             SOLICITATION OF PROXIES

         All shares represented by duly executed proxies in the form enclosed herewith received by the Company prior to the Meeting will be voted as instructed at the Meeting. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominees. There are also boxes on the proxy card to vote for or against or to abstain from voting on the ratification of the Company's independent accountants. If no instructions are given, the persons named in the accompanying proxy intend to vote FOR the three nominees named herein and FOR ratification of the selection of the independent accountants named herein.

         Any stockholder may revoke a previously executed proxy at any time prior to its exercise (i) by delivery of a later-dated proxy, (ii) by giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted or (iii) by voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person.

         A copy of the 1997 Annual Report of the Company containing financial statements for the fiscal year ended December 31, 1997 is enclosed herewith. This Proxy Statement and the form of proxy enclosed herewith are first being mailed to stockholders on or about May 5, 1998. The mailing address of the Company's principal executive offices is 25 Main Street, Ansonia, Connecticut 06401.

         The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. However, if any matters properly come before the Meeting, the persons named in the accompanying proxy (each of whom is an officer and employee of the Company) intend to vote thereon in accordance with their judgment.

                            EXPENSES AND SOLICITATION

         The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of the Company's Common Stock, and the Company will reimburse them for their expenses.


                   RECORD DATE, OUTSTANDING VOTING SECURITIES
                               AND VOTES REQUIRED

         The Company's common stock, $.01 par value per share ("Common Stock"), is the only outstanding class of voting securities of the Company. The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the Meeting is the close of business on April 29, 1998 (the "Record Date"). As of the Record Date, 5,942,582 shares of Common Stock were outstanding. Each holder of Common Stock on the Record Date is entitled to cast one vote per share at the Meeting on each matter.

         Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. For purposes of determining a quorum, broker non-votes and abstentions will be considered present. The affirmative vote of the holders of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is necessary for the election of directors of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is necessary for ratification of the selection of Ernst & Young LLP, as independent accountants for the Company and any other matters. Abstentions from the proposal to ratify the selection of the independent accountants, as well as broker non-votes, will not be considered as part of the shares present for voting purposes on these matters.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for a Board of Directors of two classes as nearly equal in number as practicable. Directors are elected for two-year terms. At the Meeting, three persons will be elected to serve as Class I directors to serve a two-year term expiring at the 2000 Annual Meeting of Stockholders. The Board's nominees are Howard J. Aibel, Rolf K. Liebergesell and James A. Purdy, all of whom are currently directors of the Company. Glenn J. Angiolillo, Charles S. Jones and Alberto Shaio were elected last year to serve as Class II directors for a term expiring at the Annual Meeting of Stockholders to be held in 1999.

         The Board approved  proposing to stockholders  the reelection of Howard
J. Aibel, Rolf K. Liebergesell and James A. Purdy to a two-year term expiring in 2000. Howard J. Aibel, Rolf K. Liebergesell and James A. Purdy have consented to be nominated and, if elected, to serve as directors of the Company. Information about each nominee for director and each incumbent director whose term will continue after the Meeting is listed below.


Nominees for Election For Terms Expiring 2000

                                                   Principal Occupations,
                                                  Other Directorships, and                 Year First
Name of  Director              Age               Positions With the Company             Became Director
-------  --------              ---               --------------------------             ---------------

Howard J. Aibel                69       Mr.  Aibel  is the  Chairman  of  the  Legal          1994
                                        Affairs  Committee and a member of the Audit
                                        Committee.  He is  currently  a  partner  of
                                        the law firm LeBoeuf,  Lamb, Greene & MacRae
                                        in New York,  New York.  Mr.  Aibel  retired
                                        as Executive  Vice President and Chief Legal
                                        Officer  of ITT  Corporation  on  March  31,
                                        1994,  after  thirty  years of  service.  He
                                        also   served   as  a  member   of  the  ITT
                                        Management   Policy   Committee,   and   had
                                        overall  responsibility  for  environmental,
                                        safety,  government  relations,  labor  law,
                                        intellectual  property  and  taxes.  He also
                                        held  posts as a  director  of the  Sheraton
                                        Corporation,  ITT Financial  Corporation and
                                        ITT Europe,  Inc.  Prior to joining ITT, Mr.
                                        Aibel   served  as   Anti-Trust   Litigation
                                        Counsel  to the  General  Electric  Company.
                                        He was  previously  associated  with White &
                                        Case.


Rolf K. Liebergesell           65      Mr.  Liebergesell  has served as  Chairman of          1986
                                       the  Board,   Chief  Executive   Officer  and
                                       President of the Company  since 1986.  During
                                       the   period   March   to   June   1996,   he
                                       relinquished  the  post  of  President  to  a
                                       newly  appointed  executive,  but resumed the
                                       Presidency   upon  the  resignation  of  that
                                       appointee.  Prior  to  joining  the  Company,
                                       Mr.   Liebergesell  was  Chairman  and  Chief
                                       Executive  Officer of Bailey  Corporation,  a
                                       manufacturer    of   rubber    and    plastic
                                       components  for  the   automobile   industry.
                                       Mr. Liebergesell   held  various   positions,
                                       including   Product   Line  Manager  for  the
                                       Worldwide    Automotive   Group,   with   ITT
                                       Corporation     from     1973    to     1979.
                                       Mr. Liebergesell   also   served  in  various
                                       positions at Chrysler  Corporation  from 1959
                                       to 1973,  including  Director,  Planning  and
                                       Development  of Chrysler  International,  and
                                       Deputy   Managing   Director  of   Mitsubishi
                                       Motors   Corporation,   a  joint  venture  of
                                       Mitsubishi   Heavy   Industries,   Ltd.   and
                                       Chrysler Corporation.

James A. Purdy                 75      Mr.  Purdy  is the  Chairman  of  the  Audit           1986
                                       Committee  and a member of the  Compensation
                                       Committee.  He is  the  President  of  Purdy
                                       Investments,  Inc., a private investment and
                                       consulting    firm.    He   has    performed
                                       consulting  and  advisory  services  for the
                                       Company since 1987,  and from  1990-1992 for
                                       the  State  of  Connecticut   Department  of
                                       Economic  Development.  Formerly,  Mr. Purdy
                                       was  a   Senior   Vice   President   of  ITT
                                       Corporation   responsible   for  all  Asian,
                                       Pacific and Latin American activities.



                                       4




Incumbent Directors Whose Terms Expire at the 1999 Annual Meeting

                                                   Principal Occupations,
                                                  Other Directorships, and                 Year First
Name of  Nominee               Age               Positions With the Company             Became Director
-------  -------               ---               --------------------------             ---------------

Glenn J. Angiolillo            44      Mr.  Angiolillo  is a  member  of the  Legal          1990
                                       Affairs   Committee  and  the   Compensation
                                       Committee.  He has been a partner in the law
                                       firm of  Cummings  &  Lockwood  since  1987.
                                       Mr. Angiolillo  is a director  of the Waveny
                                       Care  Center  and the Boys and Girls Club of
                                       Stamford,  each  of  which  is a  non-profit
                                       corporation.

Charles S. Jones               50      Mr.  Jones  has  served  as  Chairman  of the         1987
                                       Executive   Committee   of  the  Board  since
                                       January  1992,  and was  elected  Chairman of
                                       the    Compensation    Committee   in   1994.
                                       Mr. Jones   joined  the  Company's  Board  of
                                       Directors  in 1987  when he was the  Managing
                                       Director  of First  Funding  Corporation.  He
                                       was President and Chief Executive  Officer of
                                       Shandwick  North  America,  Inc. from 1987 to
                                       1990,  when he was appointed  Group  Managing
                                       Director  and  Chief  Operating   Officer  of
                                       Shandwick  plc,  a  global  public  relations
                                       company  in  London,  England.  In May  1991,
                                       Mr. Jones rejoined First Funding  Corporation
                                       as Chairman and Chief Executive  Officer.  In
                                       1994,  he was  elected a Director  of Project
                                       Software  &  Development,   Inc.  of  Boston,
                                       Massachusetts,  and  Chairman  of  its  Audit
                                       Committee.   In  1997,   he  was   elected  a
                                       director  of GEAC  Computer  Ltd. of Toronto,
                                       Canada, and a member of its Audit Committee.

Alberto Shaio                  48      Mr. Shaio served as Vice  President-Sales of         1986
                                       the  Company  from  1986  to  1987  when  he
                                       became  Senior  Vice   President-Sales.   In
                                       1995,  Mr. Shaio was  appointed  Senior Vice
                                       President,   Large  Projects.  In  1996,  in
                                       addition  to his  position  as  Senior  Vice
                                       President,  Mr. Shaio was appointed  General
                                       Manager of the Plastics  Machinery  Division
                                       of  the  Company.   From  1981  until  1996,
                                       Mr. Shaio  was  a  director  of  New  Energy
                                       Corporation of Indiana.

                       MEETINGS OF THE BOARD OF DIRECTORS;
                      COMMITTEES OF THE BOARD OF DIRECTORS

         During the Company's most recent fiscal year, the Board of Directors held six meetings. There are currently four standing committees of the Board of
Directors: the Audit Committee, the Executive Committee, the Compensation Committee and the Legal Affairs Committee. Each current director attended at least 75% of all Board meetings and all meetings of committees of which he was a member held during the most recent fiscal year while he was in office.

         The Audit Committee, which met two times in the Company's most recent fiscal year, recommends to the Board for stockholder approval an independent accounting firm to conduct the annual audit, and discusses with the Company's independent accountants the scope of their examinations with particular attention to areas where either the Committee or the independent accountants believe special emphasis should be directed. The Committee reviews the annual financial statements and independent accountants' report, invites the accountants' recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and their fees. It also reviews the Company's internal accounting controls and submits reports and proposals to the Board of Directors. The members of the Committee are James A. Purdy, Chairman, and Howard J. Aibel.

         The Compensation Committee, which met two times in the Company's most recent fiscal year, oversees administration of the Company's 1992 Stock Option Plan, which is described below, (the "1992 Stock Option Plan"), the 1992 Employees' Stock Purchase Plan, the 1997 Omnibus Stock Incentive Plan, which is described below, (the "1997 Stock Option Plan"), and the 1997 Employees' Stock Purchase Plan of the Company. The Compensation Committee also reviews and recommends to the Board of Directors all forms of remuneration and perquisites for the directors and senior management of the Company. The members of the Committee are Charles S. Jones, Chairman, James A. Purdy, and Glenn J. Angiolillo.

         During the Company's most recent fiscal year, the Executive Committee met as necessary to address matters within its purview. The members of the Executive Committee are Charles S. Jones, Chairman and Rolf K. Liebergesell.

         The Legal Affairs Committee, which met one time in the Company's most recent fiscal year, oversees the Company's policies and practices, and compliance with governmental laws and regulations. The members of the Committee are Howard J. Aibel, Chairman, and Glenn J. Angiolillo.

                              DIRECTOR COMPENSATION

         Directors who are officers or employees of the Company receive no additional compensation for service as members of the Board of Directors or committees thereof. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Non-employee directors, other than Mr. Jones who has declined such remuneration, currently receive a fee of $2,500 for each Board meeting attended and $750 for each Committee meeting attended, plus expense reimbursement. In addition, each non-employee director was granted an option to purchase 3,000 shares of the Company's Common Stock on January 27th of each year from 1992 through 1996 pursuant to the 1992 Stock Option Plan.

         During the Company's most recent fiscal year, the Company paid to Cummings & Lockwood, the law firm of which Mr. Angiolillo is a member, certain fees for professional services rendered to the Company. The Company is also a party to an agreement with First Funding Corporation. Mr. Jones is an executive officer and owner of a majority of the capital stock of First Funding Corporation. Pursuant to this agreement, the Company paid fees for professional services rendered to the Company during the most recent fiscal year. This agreement, and the fees paid, are described below under the caption "Certain Relationships and Related Transactions -- Agreement with First Funding Corporation."

         During the Company's most recent fiscal year, each of Mr. Aibel, Mr. Angiolillo and Mr. Purdy also received a fee of $15,000 for consulting services rendered to the Company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of Common Stock as of March 26, 1998 unless otherwise indicated in the footnotes, by (i) the Company's directors and executive officers named in the Summary Compensation Table, (ii) the Company's directors and executive officers as a group and (iii) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him as set forth opposite his name. Unless otherwise indicated in the footnotes, the address of each stockholder is c/o the Company, 25 Main Street, Ansonia, Connecticut 06401.


                                                                         Beneficial Ownership
                                                                                         Percentage
Directors and Management                                             Shares               Owned(1)
-----------------------
Rolf K. Liebergesell(2)......................................      2,641,812                44%
Charles S. Jones(3).........................................         365,413                 6%
Alberto Shaio(4).............................................        302,581                 5%
James A. Purdy(5)............................................         20,000                  *
Howard J. Aibel(6)(7)........................................          7,000                  *
Glenn J. Angiolillo(8) (9)...................................         15,200                  *
Karl N. Svensson(10).........................................         46,507                  *
Catherine M. Boisvert(11)....................................         11,000                  *
Hans U. Baurmeister (12).....................................         15,000                  *
Peter L. Hess................................................            0                    *
Directors and Executive Officers
  as a group (10 persons)....................................      3,409,513                56%

Certain Beneficial Owners
-------------------------

David L. Babson and Company Incorporated(13)..................       756,700                13%
T. Rowe Price Associates (14) ................................       555,500                10%


---------------------
*        Represents less than one percent of the Common Stock.
(1) Shares issuable upon the exercise of stock options owned by that person which can be exercised within 60 days of the date hereof, are deemed outstanding for the purpose of computing the number and percentage of outstanding shares owned by that person (and any group that includes that person) but are not deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any other person.
(2) Includes 240,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(3) Includes 9,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(4) Includes 5,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(5) Includes 15,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(6) Includes 6,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(7) Address is c/o LeBoeuf, Lamb, Greene & MacRae, 125 West 55th Street, New York, N.Y. 10019.

(8) Includes 15,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(9) Address is c/o Cummings & Lockwood, Four Stamford Plaza, 107 Elm Street, Stamford, Connecticut, 06904.
(10) Includes 25,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(11) Reflects shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(12) Includes 20,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(13) David L. Babson and Company Incorporated ("Babson") has indicated in an amendment to a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") in January, 1998, that of the shares reported as beneficially owned as of December 31, 1997, Babson has sole voting power over 756,700 shares, sole dispositive power over 756,700 shares, and shared voting power over 248,300 shares. Address is One Memorial Drive, Cambridge, Massachusetts, 02142-1300.
(14) T. Rowe Price Associates, Inc. ("Price Associates") has indicated in an amendment to a Schedule 13G filed with the SEC in February, 1998, that of the shares reported as beneficially owned as of December 31, 1996, Price Associates has sole voting power over no shares, and sole dispositive power over 555,500 shares. Price Associates has indicated that (1) these securities are owned by various individuals and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or or sole power to vote the securities, and (2) for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities but that Price Associates expressly disclaims that it is, in fact, the beneficial owner of these securities. Address is 100 E. Pratt Street, Baltimore, Maryland 21202.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no Form 5's were required, the Company believes that during 1997, all filing requirements under Section 16(a) applicable to its officers, directors and ten percent beneficial owners were complied with in a timely manner.

                               EXECUTIVE OFFICERS

         The following table sets forth the current executive officers of the Company. See "Election of Directors" for a description of the business experience of Mr. Liebergesell and Mr. Shaio.


         Name                                            Age                        Position
         ----                                            ---                        --------

Hans U. Baurmeister.............................          60           Vice  President  &  General  Manager-
                                                                       Rubber Machinery Division

Catherine M. Boisvert...........................          43           Vice  President,  Controller  & Chief
                                                                       Accounting Officer

Peter L. Hess...................................          55           General Counsel & Secretary

Rolf K. Liebergesell ...........................          65           Chairman   of   the   Board,    Chief
                                                                       Executive Officer and President

Alberto Shaio ..................................          48           Director,  Senior  Vice  President  &
                                                                       General     Manager    -     Plastics
                                                                       Machinery Division

Karl N. Svensson ...............................          62           Senior  Vice  President  -  Worldwide
                                                                       Supply Management


         HANS U. BAURMEISTER became Vice President and General Manager - Rubber Machinery Division in May, 1997. Prior to joining the Company in 1990, Mr. Baurmeister was Vice President, Distribution and Supply for Exile Corp. until 1983 and subsequently was Vice President, Operations at Hardigg Industries.

         CATHERINE M. BOISVERT, Vice President, Controller and Chief Accounting Officer, has been the finance officer of the Company since September, 1992. From 1989 to 1992, Ms. Boisvert was Regional Controller of Shandwick North America, Inc., a U.S. subsidiary of Shandwick plc, a London Stock Exchange-listed public relations company. From 1983 to 1989, Ms. Boisvert was Director of Operations-Finance for CBS, Inc.

         PETER L. HESS has been General Counsel and Secretary of the Company since July, 1995. Prior to joining the Company, Mr. Hess had been General Counsel for the Resource Recovery Systems Division of ABB Combustion Engineering and subsequently Of Counsel with LeBoeuf, Lamb, Greene & MacRae in its Hartford, Connecticut office.

         KARL N. SVENSSON was Senior Vice President - Operations, of the Company since 1988. From 1973 to 1988, Mr. Svensson was employed by Bird Machine Company, a manufacturer of capital equipment for the petrochemical and coal industries and held various executive positions, including Vice President. In 1995, he was appointed to the additional position of Managing Director of Farrel Limited. In 1997, Mr. Svensson's position changed to Senior Vice President Worldwide Supply Management.

         Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. Except as described below under "Executive Compensation and Related Information," the Company has no employment agreements with any of its executive officers.

                                    REPORT OF
                           THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Executive Officers Generally

         Role of Compensation Committee. The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors all forms of remuneration for the directors and executive officers of the Company, including salary, bonuses and awards under the 1997 Stock Option Plan. The Committee is currently composed of three directors, none of whom is or has been at any time an officer or employee of the Company.

         Objectives of Executive Compensation Programs. The Company's executive compensation program's objectives are as follows:

         o To provide a competitive basic compensation and benefits program in order to attract and retain quality personnel.

         o To provide further a performance-oriented environment and programs that reward individual and team performance, and the success of the Company.

         o To align executives' financial interests with shareholders' values.

         Base Salaries. Base salaries are targeted to be moderate yet competitive in relation to salaries of executive officers in comparably sized companies in our industry. The Committee reviews management recommendations for executives' salaries, and also considers independent surveys that provide data on compensation levels and benefit programs in similar companies. Individual salary determinations are based on experience and sustained performance, as well as on the general criteria set forth above.

         Bonuses. Although the Company does not have a formal bonus program, the Compensation Committee may recommend bonuses to be paid to executive officers based on Company and individual performance.

         1992 Stock Option Plan and 1997 Stock Option Plan. The 1992 Stock Option Plan and the 1997 Stock Option Plan were designed to secure for the Company and its stockholders the benefit of the incentives inherent in increased Common Stock ownership by key employees.

Chief Executive Officer

         The salary of Mr. Liebergesell, including his 1997 compensation, is established pursuant to his employment agreement which sets an annual base salary of $550,000.


                                            Charles S. Jones, Chairman
                                            James A. Purdy
                                            Glenn J. Angiolillo

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

         The following table sets forth the annual compensation, and all long term compensation, for the past three fiscal periods for the Company's Chief Executive Officer and each of the Company's other executive officers whose compensation exceeded $100,000.


                                                                               Long Term
                                      Annual Compensation      Other          Compensation
Name and                                                       Annual     Securities Underlying   All Other
Principal Position         Year       Salary(1)    Bonus(2)  Compensation       Options(3)      Compensation
------------------------------------------------------------------------------------------------------------

Rolf K. Liebergesell       1997       $550,000       ---          ---               ---          $34,862(4)
Chief Executive            1996       $550,000       ---          ---               40,000       $34,862(4)
Officer, President         1995       $550,000       ---          ---               40,000       $34,862(4)
and Chairman
of the Board


Alberto Shaio              1997       $230,000       ---          ---               ---          $  3,200(5)
Senior Vice President      1996       $230,000       ---          ---               20,000       $  4,600(5)
and General Manager -      1995       $230,000       ---          ---               ---          $  4,600(5)
Plastics Machinery
Division

Karl N. Svensson           1997       $170,000       ---       $105,166(6)          ---          $  2,375(5)
Senior Vice President      1996       $165,000       ---       $ 88,731(6)          20,000       $  2,375(5)
Worldwide Supply           1995       $160,000       ---       $ 52,277(6)          ---          $  2,310(5)
Management

Catherine M. Boisvert      1997       $112,000       ---          ---               ---          $  2,240(5)
Vice President, Controller 1996       $108,500       ---          ---               20,000       $  2,170(5)
and Chief Accounting       1995       $105,000     $  5,000       ---               ---          $  2,100(5)
Officer

Peter L. Hess              1997       $132,000       ---          ---               ---          $  2,375(5)
General Counsel and        1996       $126,000       ---          ---               ---          $    975(5)
Secretary                  1995       $ 57,383(7)    ---          ---               ---          $    ---

Hans U. Baurmeister        1997       $115,000       ---          ---               ---          $  2,300(5)
Vice President and
General Manager - Rubber
Machinery Division(8)
--------------------------


(1)      Includes amounts deferred  pursuant to the Company's Salary  Retirement
         Program.
(2) The cash bonuses for officers are stated for the fiscal year in respect of which they were awarded, although payment was made after the period.
(3) Reflects options granted pursuant to the 1992 Stock Option Plan at an exercise price equal to the fair market value on the date of grant. Options granted to Mr. Liebergesell under the 1992 Stock Option Plan were granted pursuant to the terms of his employment agreement, described below.

(4) Other compensation is comprised of term life insurance premiums paid by the Company pursuant to Mr. Liebergesell's employment agreement, described below.
(5) Represents the Company's contributions under the Company's Salary Retirement Program, pursuant to which the Company matches a percentage of salary deferral contributions made by participating employees and may make discretionary contributions.
(6)      Includes  $53,443,   $46,225  and  $18,236  for  1997,  1996  and  1995
         respectively paid in connection with Mr. Svensson's reassignment from the United States to the United Kingdom for the purpose of a tax equalization payment adjusting Mr. Svensson's compensation in the fiscal year so that he is not adversely affected by differing tax rates in the United States and the United Kingdom. The balance includes housing and other assistance relating to Mr. Svensson's reassignment from the United States to the United Kingdom.
(7)      Mr. Hess  commenced  employment  with the Company on July 10, 1995.
(8) Mr. Baurmeister became an executive officer of the Company in May, 1997.

         The Company is a party to an employment agreement dated November 1, 1991 as amended, with Mr. Liebergesell which provides for his employment as Chairman of the Board and Chief Executive Officer of the Company. The initial term of the employment agreement ran from December 1, 1991 through November 30, 1994. The agreement was automatically renewed for an additional three-year period. During his employment, Mr. Liebergesell is entitled to receive an annual base salary of $550,000, subject to annual increases as may be recommended by the Compensation Committee and approved by the Board of Directors. Mr. Liebergesell also received, under the terms of his employment agreement, options to purchase an aggregate of 240,000 shares of Common Stock under the 1992 Stock Option Plan. The employment agreement does not provide for any additional options to be granted to Mr. Liebergesell. See "Compensation Plans and Arrangements of the Company - 1992 Stock Option Plan" below. In addition to participation in benefit plans available generally to its executive employees, Mr. Liebergesell is entitled to the use of a car provided by the Company and is provided with a life insurance policy in an amount equal to three times his annual base salary. Following Mr. Liebergesell's termination as an employee of the Company for any reason and in consideration of his agreement not to compete with the Company for a period of two years following such termination, Mr. Liebergesell will be entitled to receive, for the period while the non-compete provision remains in effect, payments equal to his then current annual base salary. In the event of his death, such consideration is payable to his estate. Effective 12/1/97 the employment agreement was extended until such time as either the Company or Mr. Liebergesell gives the other twelve months notice of termination. In addition, the employment agreement was amended to provide that the payments required to be made by the Company to Mr. Liebergesell in consideration for the two year non-compete included in the agreement would be reduced by 12.5% for each full year the employment agreement extends beyond 12/1/97.

         The Company is a party to agreements dated March 3, 1995 as amended as of April 10, 1996 with Karl N. Svensson which provided for his serving as Managing Director of Farrel Limited while retaining his office as Senior Vice President of the Company. The agreement adjusts his compensation and benefits for the purposes of tax equalization and for certain housing assistance costs. It further states that in the event the Company terminates his employment for reasons other than cause, he will be paid the salary and benefits at the time of the commencement of his services as Managing Director of Farrel Limited or his then current salary and benefits, whichever is higher, until his normal retirement anticipated in the year 2000, less any salary he receives in subsequent employment. In 1997, Mr. Svensson's position was changed to Senior Vice President - Worldwide Supply Management.

                       COMPENSATION PLANS AND ARRANGEMENTS
                                 OF THE COMPANY

Option Grants

         During the most recent fiscal year no options were granted to executive officers named in the Summary Compensation Table.


Option Value at December 31, 1997

         The following table sets forth, for the executive officers named in the Summary Compensation Table, information with respect to holdings of unexercised options at December 31, 1997.


                          FISCAL YEAR-END OPTION VALUES

                                                  Number of  Unexercised             Number of Options
                                                   Options at Year End                "In The Money"
                                               Exercisable/Non-Exercisable      Exercisable/Non-Exercisable
                                               ---------------------------      ---------------------------

Hans U. Baurmeister..........................         20,000/15,000                     5,000/15,000

Catherine M. Boisvert........................         11,000/15,000                     5,000/15,000

Rolf K. Liebergesell.........................          240,000/None                      40,000/None

Alberto Shaio................................          5,000/15,000                     5,000/15,000

Karl N. Svensson.............................         25,000/15,000                     5,000/15,000



1992 Stock Option Plan

         Under the 1992 Stock Option Plan, awards of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), and non-qualified stock options were permitted to be granted to eligible employees through January 27, 1997.

         The exercise price of incentive stock options and non-qualified stock options granted under the 1992 Stock Option Plan are not less than 100% of the fair market value of the Common Stock at the time of grant. With respect to any person who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock options are not less than 110% of the fair market value of such shares at the time of grant.

         Pursuant to the 1992 Stock Option Plan, each non-employee director of the Company, including members of the Compensation Committee, was granted a non-qualified stock option to purchase 3,000 shares of Common Stock on January 27 of each year (beginning January 27, 1992) through January 27, 1996. Mr. Liebergesell was granted a non-qualified stock option to purchase 40,000 shares of Common Stock on the 30th day after the end of each fiscal year of the Company through 1996.

         Options granted automatically to non-employee directors and Mr. Liebergesell have a term of 10 years, and become exercisable as to all shares covered by the option after one year continuous service after the date of grant of the option. Options which were granted to employees have a term not in excess of 10 years, and become exercisable in installments of 25% of the number of shares covered by the option after the employee completes one, two, three and four years, respectively, of cumulative service following the date of grant.


1997 Stock Option Plan

         Under the 1997 Stock Option Plan, awards of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), and non-qualified stock options are permitted to be granted to eligible employees.

         The exercise price of incentive stock options and non-qualified stock options under the 1997 Stock Option Plan is not less than 100% of the fair market value of the shares of Common Stock at the time of grant. With respect to any person who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock options is not less than 110% of the fair market value of the shares of Common Stock at the time of grant.

         The Compensation Committee of the Board of Directors will determine the time for exercise of each option and each option's expiration date; provided that no incentive stock option may be exercised more than ten years after the date of grant and no incentive stock option granted to a 10% Stockholder may be exercised more than five years after the date of grant.

                                PERFORMANCE GRAPH

         Common Stock Performance: The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's total stockholder return on its Common Stock with the cumulative total return of a) the NASDAQ (U.S. Market) Index, a broad equity market index, and b) the S & P 500 Machinery Diversified Group, a published industry index.

                Comparison of Five Year-Cumulative Total Returns
                              Performance Graph for
                               FARREL CORPORATION

                       Source: Standard & Poor's Compustat


                            1992          1993          1994          1995          1996         1997
Farrel Corporation         $100.00       $108.72       $ 95.87       $ 62.87       $ 47.32      $107.59

NASDAQ (U.S. markets)      $100.00       $114.79       $112.21       $158.68       $195.18      $239.53

S&P 500 Machinery          $100.00       $148.07       $144.14       $177.87       $221.71      $293.27
Diversified Group




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Charles S. Jones, Chairman, James A. Purdy, and Glenn J. Angiolillo. Mr. Jones is an executive officer of First Funding Corporation and owner of a majority of its capital stock. First Funding Corporation is a party to a Financial Services Agreement with the Company, the terms of which are described below. See "Certain Relationships and Related Transactions."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreement with First Funding Corporation

         The Company is a party to an agreement with First Funding Corporation ("First Funding") dated June 17, 1986, as amended by a letter agreement dated November 1, 1991 (the "Financial Services Agreement"), pursuant to which the Company retains First Funding as its exclusive financial adviser. Charles S. Jones, a director and a principal stockholder of the Company, is an executive officer of First

Funding and owner of a majority of its outstanding capital stock. The Financial Services Agreement may be terminated by either party upon a twelve-month prior written notice to the other. The agreement is also terminable by the Company in the event that Mr. Jones is no longer an officer or employee of First Funding.

         Under the Financial Services Agreement, the Company pays First Funding an annual retainer of $450,000 in respect of Mr. Jones' commitment to spend a majority of his normal working time each year on behalf of the Company. Mr. Jones has agreed to serve as Chairman of the Company's Executive Committee and to provide certain other services as requested by the Company including financial advisory services, strategic planning, budgeting and forecasting and advice relating to the establishment and/or modification of the Company's corporate goals and objectives. The Company is billed on an hourly basis for other First Funding employees who work on the Company's account and will pay a transaction fee to First Funding in the event of certain transactions, such as acquisitions, divestitures, mergers, joint ventures and debt or equity investments.

         The amounts paid or accrued to First Funding for services under the Financial Services Agreement during the Company's most recent fiscal year totaled approximately $1,213,000, which includes the retainer to Mr. Jones and $319,000 of reimbursement for out-of-pocket expenses. From January 1, 1998 through March 31, 1998, the Company has paid or accrued to First Funding approximately $612,667, which includes $32,780 of reimbursement for out-of-pocket expenses, for services performed under the Financial Services Agreement in 1998.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Company has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as independent accountants for the Company for the fiscal year ending December 31, 1998. The decision to retain Ernst & Young LLP, to serve as independent accountants of the Company was recommended by the Audit Committee and approved by the Board of Directors.

         It is expected that a representative of Ernst & Young LLP, will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent accountants, but no assurance can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

                              STOCKHOLDER PROPOSALS

         It is presently contemplated that the 1999 Annual Meeting of Stockholders will be held on or about May 19, 1999. Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 31, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.


                                  By Order of the Board of Directors,




                                  PETER L. HESS
                                  General Counsel and Secretary



Ansonia, Connecticut
 April 30, 1998

         THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1997 TO EACH STOCKHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, FARREL CORPORATION, 25 MAIN STREET, ANSONIA CONNECTICUT 06401. SUCH WRITTEN REQUEST MUST INCLUDE A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 29, 1998 (THE RECORD DATE), THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING OF THE COMPANY.

         COPIES OF SUCH FORM 10-K FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS THERETO, IF ANY, BUT WILL INCLUDE A LIST DESCRIBING ALL OF THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF $1.00 PER PAGE.

[x]    PLEASE MARK VOTES AS IN
       THIS EXAMPLE


------------------
FARREL CORPORATION
------------------


Mark box at right if an address change or [ ]       1.  Election of Directors       For All                For All
comment has been noted on the reverse               Rolf K. Liebergesell            Nominees    Withhold   Except
side of this card                                   Howard J. Aibel                   [ ]         [ ]        [ ]
                                                    James A. Purdy
RECORD DATE SHARES:
                                                    NOTE:  If you  do  not  wish
                                                    your  shares  voted  "For" a
                                                    particular nominee, mark the
                                                    "For  All  Except"  box  and
                                                    strike  a line  through  the
                                                    name(s) of the nominee(s).
                                                    Your shares will be voted
                                                    for the remaining nominee(s).

                                                                                     For      Against     Abstain
                                                    2. To consider  and act upon     [ ]        [ ]         [ ]
                                                    the ratification of the
                                                    selection of Ernst & Young
                                                    LLP as independent
                                                    accountants  for the Company
                                                    for the fiscal  year  ending
                                                    December 31, 1998.


Please be sure to sign and date this proxy  Date
                                                 ------------------------

---------------------------         ----------------------------
Stockholder sign here               Co-owner sign here




DETACH CARD                                                          DETACH CARD
                                    FARREL CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares shall be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 20, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Farrel Corporation

                                FARREL CORPORATION
                    25 Main Street, Ansonia, Connecticut 06401

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Peter Hess and Catherine Boisvert, and each of them, as proxies, with full powers of substitution, and hereby authorizes them to represent and vote as designated on the reverse hereof, all shares of common stock of Farrel Corporation (the "Company") held of record by the undersigned on April 29, 1998 at the Annual Meeting of Stockholders of the Company to be held on May 20, 1998 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

                PLEASE VOTE, DATE AND SIGN ON REVERSE
                AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Please sign exactly as your name(s) appear(s) on the reverse side of this card. If a corporation, please sign in full corporate name by president or other authorized person. When signing as trustee, please give full title as such.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-----------------------------------     -------------------------------------

-----------------------------------     -------------------------------------

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